Exhibit 99.1

Sonida Senior Living Completes $1.8 Billion Strategic Merger with CNL Healthcare Properties, Inc.

Creates $3.3 Billion Pure-Play Senior Housing Owner-Operator and Eighth Largest Owner of U.S. Senior Living Assets1

Estimated Normalized FFO Per Share Accretion of 62% on a Run-Rate Basis with Substantial Near-Term and Future Synergies

Strengthens Balance Sheet Through Immediate Deleveraging and Significantly Deepened Access to Capital

DALLAS, Texas – March 11, 2026, Sonida Senior Living, Inc. (“Sonida” or the “Company”) (NYSE: SNDA), one of the largest, pure-play owner-operators and investors in U.S. senior living communities, today announced the completion of its previously announced merger with CNL Healthcare Properties, Inc. (“CHP”), a public non-traded real estate investment trust (“REIT”) that owns a national portfolio of high-quality senior housing properties, with Sonida having acquired 100% of CHP in a cash and stock transaction valued at approximately $1.8 billion. The common stock of the combined company will trade under Sonida’s existing ticker symbol “SNDA” on the NYSE.

Sonida now owns a combined portfolio of 153 high-quality independent living, assisted living and memory care senior living communities creating the eighth largest owner of U.S. senior living assets with ~14,700 owned units. The portfolio spans the full continuum of care, focusing on high-growth, private-pay communities across the United States. The acquisition strengthens the Company’s presence in the South, Southeast, and Midwest while strategically expanding into the Mountain West, Pacific Northwest, and Mid-Atlantic.

Transaction Overview

The completion of the transaction follows the satisfaction of all conditions to the closing of the merger, pursuant to the terms of the definitive merger agreement (the “Merger Agreement”) entered by and between Sonida and CHP on November 4, 2025, including receipt of approvals by both Sonida and CHP stockholders. At the special meeting of Sonida stockholders held on February 26, 2026, a total of 18,277,189 shares of Sonida stock, representing approximately 91% of the Sonida stock entitled to vote at the special meeting, were present in person or by proxy, constituting a quorum to conduct business and approximately 88.9% of the total voting power of all Sonida shares voted in favor of the issuance of shares of Sonida common stock in connection with the closing of the transaction.

With the satisfaction of all closing conditions, Sonida has acquired 100% of the common stock of CHP for a total consideration of $7.22 per share of CHP, based on an exchange ratio of 0.1318 shares of Sonida common stock and our closing price on March 10 and $2.32 in cash.

As per the terms of the Merger Agreement and to help ensure certainty of value for the stock portion of the merger consideration, the final calculated exchange ratio of 0.1318x was calculated by dividing (a) $4.58 by (b) a volume weighted average price (VWAP) of Sonida common stock, which was determined during a measurement period prior to closing of the transaction and subject to an asymmetric collar with a range of 15% below the reference price ($22.73) and 30% above the reference price ($34.76). Based on the final calculated exchange ratio, Sonida existing shareholders’ ownership equates to 50.0% of the newly combined company’s diluted common equity, with estimated Normalized FFO per share accretion of 62% on a run-rate basis.

[1]	By units.

“We are very pleased with the strong support from both Sonida and CHP stockholders, underscoring their belief in the power of this combination and marking a significant step forward for Sonida. Moreover, the transaction is immediately accretive to shareholders and positions the company to create increased and durable value over the long term,” said Brandon Ribar, President and Chief Executive Officer of Sonida. “Our owner-operator platform has been purposefully designed for growth and scale in order to fully maximize historically favorable senior housing fundamentals and powerful demographic trends. This combination accelerates that strategy by more than doubling our owned footprint and strengthening our presence in markets we believe offer the most attractive opportunities.

“As part of the transaction, all dedicated resources of CHP’s external advisor will be available to Sonida for the next 90 days. Furthermore, a number of the advisor’s employees will join Sonida in permanent roles, continuing to deepen our talent pool and aiding in the integration process. Over the last several months, we have worked closely with CHP to ensure a smooth integration and transition for its communities and employees. This includes working side-by-side with CHP’s current operating partners, pursuing deeper strategic relationships where applicable, and identifying a path forward that is beneficial to our staff, our residents, and our shareholders.

“With the closing of this transaction, we expect to unlock substantial operating synergies, drive future NOI growth through operational improvements and portfolio optimization, increase share liquidity, and broaden the breadth and depth of our access to capital. Importantly, we remain committed to disciplined growth, both organic and inorganic, while remaining focused on our expanded opportunity and fundamental objective – providing our residents, both current and new, with the highest quality of care, attention, and services available in the market.

“Finally, I would like to acknowledge the entire Sonida team for their persistent work, both our corporate employees for their dynamic execution on this transaction, and our frontline community employees, for their unremitting efforts to deliver the highest standards to our residents,” concluded Ribar.

Financing

In connection with the closed transaction, Sonida obtained permanent debt financing (the “Permanent Facilities”) in an aggregate principal amount of $930 million, plus an uncommitted accordion feature that allows Sonida to increase borrowings under the Permanent Facilities up to $1.25 billion. The Permanent Facilities replaced the facilities provided to Sonida under its existing credit agreement.

At the time of the initial merger announcement, a 364-day committed bridge financing (the “Bridge Loan Facility”) in an aggregate principal amount of $900 million was provided by RBC Capital Markets and BMO Capital Markets to, among other things, fund the cash portion of the purchase price payable pursuant to the Merger Agreement and repay CHP’s existing corporate credit facilities (the “CHP Existing Debt”). In connection with the closing of the merger, Sonida borrowed $270 million under the Bridge Loan Facility.

An overview of the Permanent Facilities is as follows:

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Revolving Credit Facility: a new and upsized $405 million four-year senior secured revolving credit facility (the “New Revolving Credit Facility”) with pricing ranging from S+200 to S+135 bps depending on the Company’s total leverage ratio. The New Revolving Credit Facility reflects a significant reduction in the Company’s revolving borrowing costs compared to the Company’s existing revolving credit facility.

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Term Loan Facilities: two new senior secured term loan facilities consisting of a $262.5 million three-year term loan facility and a $262.5 million five-year term loan facility (the term loans made pursuant to the new term loan facilities, the “New Term Loans”), each with pricing ranging from of S+195 to S+130 bps depending on the Company’s total leverage ratio.

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Accordion Feature: up to $320 million of uncommitted debt capacity under the credit agreement governing the Permanent Facilities for a total debt capacity of up to $1.25 billion, giving the Company the ability to continue to support its ongoing acquisition strategy.

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Guarantees: The Permanent Facilities are guaranteed by the Company’s subsidiaries that guaranteed the Existing Credit Agreement, and each subsidiary of CHP that is designated as a guarantor by the Company.

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Collateral: The Permanent Facilities are secured by, among other things a first priority pledge of equity interests in the entities, directly or indirectly owned by the Company, that own borrowing base properties with a built-in mechanism for the equity pledge to be released and for the Permanent Facilities to become unsecured at the later of twelve months after the closing of the closing of the Permanent Facilities or the Company’s compliance with certain covenant requirements.

The proceeds of the New Term Loans and the Bridge Loan Facility, together with a $245 million borrowing under the New Revolving Credit Facility, were used (a) to fund a portion of the cash consideration paid to the holders of common stock of CHP pursuant to the Merger Agreement, (b) to repay certain existing unsecured senior indebtedness of CHP, (c) to pay certain fees and expenses incurred in connection with the foregoing, (d) to refinance borrowings under the Company’s existing revolving credit facility, and (e) for general corporate purposes. The New Revolving Credit Facility will also provide meaningful available liquidity and dry powder to the Company for its continued opportunistic acquisition strategy. The Bridge Loan Facility is expected to be replaced through property-level financing prior to its maturity.

BMO Capital Markets Corp. and RBC Capital Markets served as Joint Bookrunners for the Permanent Facilities and BMO served as the Administrative Agent. RBC Capital Markets, Citizens Bank, N.A., JPMorgan Chase Bank, N.A., KeyBank National Association, and Wells Fargo Bank, National Association served as Co-Syndication Agents for the Permanent Facilities. BMO Capital Markets Corp., RBC Capital Markets, Citizens Bank, N.A., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets, and Wells Fargo Securities, LLC served as Joint Lead Arrangers for the Permanent Facilities. First Financial Bank, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA also participated in the Permanent Facilities.

Governance

Sonida’s Board of Directors (the “Board”) will remain comprised of nine members, including two designated by CHP, Stephen Mauldin, CHP’s former CEO, President and Vice Chairman, and J. Chandler Martin, former CHP Director and former Corporate Treasurer of Bank of America.

Michael Simanovsky, Founder and Managing Partner of Conversant Capital, Sonida’s largest shareholder, was appointed as Board Chairman effective as of the closing of the transaction. Sam Levinson of Silk Partners, Sonida’s second largest shareholder, will join the Board as Silk’s appointee effective May 1, 2026.

Transaction Advisors

In connection with this transaction, RBC Capital Markets served as lead financial advisor to Sonida. BMO Capital Markets served as financial advisor, Newmark Group, Inc. served as real estate advisor, Fried, Frank, Harris, Shriver & Jacobson LLP acted as its legal counsel and Sidley Austin LLP acted as legal counsel for Sonida’s special committee of its Board of Directors. KeyBanc Capital Markets served as exclusive financial advisor to CHP, Arnold & Porter Kaye Scholer LLP acted as corporate legal counsel in connection with the transaction and Ropes & Gray LLP acted as legal counsel to CHP’s special committee of its Board of Directors.

About Sonida

Dallas-based Sonida Senior Living, Inc., is one of the largest, pure-play owner-operators and investors in U.S. senior living communities, with a focus on independent living, assisted living and memory care communities and services for senior adults. The Company provides compassionate, resident-centric services and care as well as engaging programming at the senior housing communities we operate. As of March 11, 2026 and after giving effect to the completed merger with CNL Healthcare Properties, Inc., the Company owns, manages or is invested in 165 senior housing communities with over 16,400 total units across 35 states, including 153 owned senior housing communities (inclusive of 54 managed by third-party property managers,15 leased pursuant to triple-net leases, four owned through joint venture investments in consolidated entities and four owned through a joint venture investment in an unconsolidated entity) and 12 communities that the Company manages on behalf of a third-party.

For more information, visit investors.sonidaseniorliving.com or connect with the Company on Facebook, X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact in this communication are forward-looking statements, including those relating to the Company’s expectations and beliefs, the CHP merger and its expected financial and other benefits, including expected accretion and synergies, and the Company’s future business prospects and strategies, financial results, working capital, liquidity, capital needs and expenditures. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, as such factors may be updated from time to time in the Company’s other filings with the SEC, and include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration or overtime laws; elevated market interest rates that increase the cost of certain of our debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures, in particular the Company’s ability to refinance its Bridge Loan Facility on the terms and within the timeline expected, or at all; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non- compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; litigation relating to the merger with CHP that has been or could be instituted against CHP, the Company and our respective directors; our ability to integrate our business with CHP successfully, and to achieve the anticipated benefits; the possibility that companies that the Company has acquired or may acquire (including CHP) could have undiscovered liabilities, or that companies or assets that the Company has acquired or may acquire (including CHP) could involve other unexpected costs or may strain the Company’s management capabilities; potential adverse reactions or changes to business relationships resulting from the merger with CHP; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to maintain effective internal controls over financial reporting; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA; and changes in accounting principles and interpretations.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected.

All forward-looking statements attributable by the Company, or persons acting on the Company’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of they are made, and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.

Sonida Investor Relations

Jason Finkelstein

IGNITION IR

ir@sonidaliving.com

NON-GAAP FINANCIAL MEASURES

This press release contains references to the following financial measure: Normalized FFO per share, which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Investors should not consider this non-GAAP financial measure as a substitute for financial measures determined in accordance with GAAP. Investors are cautioned that amounts presented in accordance with the Company’s definition of this non-GAAP financial measure may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner.

Normalized FFO attributable to common stockholders (“Normalized FFO”) is a non-GAAP performance measure that the Company defines as net income (loss) attributable to common shareholders plus real estate related depreciation and amortization, plus share of real estate related depreciation and amortization from unconsolidated entities, less non-controlling interests’ share of real estate related depreciation and amortization, plus gains (losses) from the sale of depreciable real estate assets less taxes associated with real estate dispositions; plus (less) long-lived impairment of real estate, plus transaction, transition and restructuring costs, conversion costs, casualty losses, debt modification costs, gains / losses on derivatives, gains / losses on extinguishment of debt and other non-recurring credits or expenses. Normalized FFO per share is calculated by dividing Normalized FFO by total common shares outstanding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Normalized FFO and Normalized FFO per share to be appropriate supplemental measures of operating performance. The Company believes that the presentation of Normalized FFO and Normalized FFO per share are useful measures for investors’ understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Normalized FFO and Normalized FFO per share allow investors, analysts and Company management to compare the Company’s operating performance across periods on a consistent basis.